Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF THE BYLAWS OF

AMERICAN TECHNOLOGY CORPORATION

a Delaware Corporation

The undersigned hereby certifies that:

1. He is the duly elected, qualified and acting secretary of American Technology Corporation (the “Company”), a duly organized and existing Delaware corporation, and in charge of the minute book and corporate records of the Company.

2. By resolutions adopted and approved as of the date hereof by the written consent of the directors of the Company pursuant to Section 144(f) of the Delaware General Corporation Law and Article IV, Section 4.13 of the Bylaws of the Company (“Bylaws”), the Bylaws are hereby amended as follows:

a. The following sentence is hereby added to the end of ARTICLE III, Section 3.07.

“A stockholder may authorize another person or persons to act for such stockholder as proxy in any manner permitted under the General Corporation Law of Delaware.”

b. ARTICLE III, Section 3.12 is hereby amended and restated to read in its entirety as follows:

“3.12. Action by Stockholders Without a Meeting; Record Date. Unless otherwise provided in the Charter, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Company, written consents signed by a sufficient number of holders or members to take action are delivered to the Company by delivery to its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders or members are recorded.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Company can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (B) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Company by delivery to its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders or members are recorded. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Company or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders or members are recorded if, to the extent and in the manner provided by resolution of the Board of Directors or governing body of the Company.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company as provided in this section. If the action which is consented to is such as would have required the filing of a certificate under any other section of this title, if such action had been voted on by stockholders or by members at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders or members, that written consent has been given in accordance with this section.

The record date for determining stockholders entitled to consent to corporate actions in writing without a meeting shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date was adopted. However, if no consent record date is fixed, the consent record date shall be, respectively: (1) if prior action by the Board of Directors is required under the General Corporation Law of Delaware for the consent to be validly taken, the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (2) if prior action by the Board of Directors is not so required, the first date on which a properly signed and dated consent setting forth the action taken or proposed to be taken is delivered as required above.”

c. ARTICLE IX is hereby amended and restated to read in its entirety as follows:

“ARTICLE IX.

NOTICES.

9.01. Giving of Notice. Except as otherwise specifically provided herein or required by the General Corporation Law of Delaware, all notices required to be given under these

Bylaws shall be in writing and may in every instance be effectively given (1) by hand delivery to the recipient thereof, (2) by depositing such notice in the mails, postage paid, (3) by sending such notice by electronic transmission, or (4) by any other means as may from time to time be permitted under the General Corporation Law of Delaware.

Notice given by hand delivery will be deemed given when actually received by the recipient. Notice given by mail shall be deemed given when deposited in the United States mail, postage prepaid, directed to the recipient at such recipient’s address as it appears on the records of the Company.

Notice may also be given by a form of electronic transmission consented to by the recipient to whom the notice is given; and any such consent shall be revoked if (1) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to the preceding sentence shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the recipient. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

9.02. Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or the Charter or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Charter or these Bylaws.”

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The aforementioned resolution has not been modified or rescinded and is at the date of this certificate in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this certificate effective as of March 21, 2006.

By:	/s/ John R. Zavoli
John R. Zavoli President and Chief Operating Officer